Exhibit 99.1

            Zumiez Inc. Reports October 2007 Sales Results

          October 2007 Comparable Store Sales Increased 5.1%

              Net Sales Increased 24.6% to $24.7 Million

  Announces Preliminary Third Quarter Earnings to Be In the Range of
   $0.27 to $0.28 Per Share and Updates Full Year Earnings Guidance


    EVERETT, Wash.--(BUSINESS WIRE)--Nov. 7, 2007--Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today announced the company's comparable store sales increased 5.1% for the four-week period ended November 3, 2007, versus a comparable store sales increase of 15.9% in the year ago period ended October 28, 2006. Total net sales for the four-week period ended November 3, 2007 increased 24.6% to $24.7 million, compared to $19.9 million for the four-week period ended October 28, 2006.

    For the third fiscal quarter ended November 3, 2007, the company expects to report diluted earnings per share in the range of $0.27 to $0.28 per share, versus diluted earnings per share of $0.24 in the third quarter last year. Zumiez will be reporting its fiscal third quarter earnings on November 29, 2007. The company is taking a more conservative outlook for the remainder of fiscal 2007 due to the reliance on seasonal merchandise in the fourth quarter. The company now expects full year fiscal 2007 earnings per diluted share to be in the range of $0.92 to $0.94 compared to fiscal 2006 earnings of $0.73 per diluted share.

    To hear the Zumiez prerecorded October sales message, please dial
(877) 519-4471 or (973) 341-3080, followed by the conference identification number #6130350.

    About Zumiez Inc.

    Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. We currently operate 283 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

    Safe Harbor Statement

    Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the company's quarterly report on Form 10-Q for the quarter ended August 4, 2007 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


    CONTACT: Company:
             Zumiez Inc.
             Trevor Lang, 425-551-1500 ext. 1564
             Chief Financial Officer
             or
             Investor:
             Integrated Corporate Relations
             David Griffith/Chad Jacobs, 203-682-8200